                                                                   EXHIBIT 10.55

         THIS AGREEMENT (the "Agreement"), is made, effective as of the 13th day of November, 2002, between Williams Communications, LLC (the "Company"), and Jeffrey Storey (the "Participant").

                                    RECITALS:

         WHEREAS, the Board has determined that it would be in the best interests of the Company to grant the retention incentive award provided for herein (the "Retention Incentive Award") to the Participant pursuant to the terms set forth herein.

         NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  I. Grant of the Award and Vesting.

                  Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Retention Incentive Award, in the amount of $125,000 subject to the Participant's continued employment with the Company, a Successor Company, or any combination thereof through June 30, 2003.

                  2. Upon Termination.

                  (a) If the Participant's employment with the Company, a Successor Company, or any combination thereof is terminated prior to June 30, 2003 for any reason other than as a result of the Participant's involuntary termination without Cause by the Company or a Successor Company, or as a result of his death or Disability, the Retention Incentive Award shall be forfeited by the Participant without consideration.

                  (b) If the Participant's employment with the Company or a Successor Company is terminated as a result of the Participant's death or as a result of the Participant's becoming Disabled prior to any Restructuring, the Participant's Designated Beneficiary or the Participant (in the case of Disability) shall be paid a pro rata portion of the Retention Incentive Award amount as soon as practicable.

                  (c) If the Participant's employment with the Company or a Successor Company is terminated as a result of involuntary termination of employment without Cause, the Participant shall be paid the Retention Incentive Award amount as soon as practicable.

                  3. Payment. The amount of Retention Incentive Award shall be paid to the Participant, or his Designated Beneficiary in the event of his death, as follows:

                  (a) In cash at the times set forth in Section 1 above; or,

                  (b) earlier as provided in Section 2(b) or (c).

                 4. No Right to Continued Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Company or any Successor Company. Further, the Company or any Successor Company may at any time dismiss the Participant, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.

                 5. Transferability. The Retention Incentive Award may not, at any time, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Successor Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  6. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  7. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 18 day of November, 2002.




                                Williams Communications, LLC


                             By: /s/ IAN M. CUMMING
                                ----------------------------
                                      Ian M. Cumming
                                       Its: Chairman


                             By: /s/ JEFFREY K. STOREY
                                ----------------------------
                                     Jeffrey K. Storey



                                       2